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Exhibit 21.1

Subsidiaries of the Registrant

Subsidiary	State of Incorporation
TESSCO Incorporated	Delaware
Cartwright Communications Company	Delaware
Wireless Solutions Inc	Maryland
TESSCO Service Solutions, Inc	Delaware
TESSCO de Mexico S.A. de C.V	Mexico
TESSCO FSC, Ltd	Barbados
TESSCO Communications Incorporated	Delaware
TESSCO Financial Corporation	Delaware
TESSCO Business Services LLC	Delaware

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  Exhibit 21.1
Subsidiaries of the Registrant